Exhibit 32.4

Certification of Chief Financial Officer
Anheuser-Busch Companies, Inc.
Form 10-K/A for the Year Ended December 31, 2007
Pursuant to 18 U.S.C. §1350, as adopted
Pursuant to §906 of the Sarbanes-Oxley Act of 2002

I am the Vice President and Chief Financial Officer of Anheuser-Busch Companies, Inc., a Delaware corporation (the “Company”).  I am delivering this certificate in connection with the Form 10-K/A of the Company for the year ended December 31, 2007 and filed with the Securities and Exchange Commission (“Form 10-K/A”).

Pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-K/A fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 25, 2008	/s/ W. Randolph Baker
W. Randolph Baker
Vice President and Chief Financial Officer
Anheuser-Busch Companies, Inc.